THE FIRST CAPITAL BANCORP, INC. SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS SET FORTH IN THAT CERTAIN WARRANT AGREEMENT DATED AS OF ____________, 2013, BY FIRST CAPITAL BANCORP, INC., A VIRGINIA CORPORATION ("COMPANY"), AND REGISTRAR AND TRANSFER COMPANY AS WARRANT AGENTS. A COPY OF THE FORM OF THE AGREEMENT IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY DURING NORMAL BUSINESS HOURS. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE PROVISIONS OF THE AGREEMENT.

FIRST CAPITAL BANCORP, INC.

WARRANT CERTIFICATE

NUMBER OF WARRANTS

No. W-

This Warrant Certificate certifies that

, or registered assigns, is the registered holder of a warrant to purchase the number of fully-paid and non-assessable shares of common stock, $4.00 par value of the Company ("*Shares*") set forth above, at the exercise price, subject to adjustment in certain events ("*Exercise Price*"), of $2.00 per share ("*Warrant*").

The Warrant evidenced by this Warrant Certificate is part of a duly authorized issue of Warrants issued pursuant to the Agreement, which is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties, and immunities thereunder of the Company and the Holder. All terms used, but not otherwise defined, in this Warrant Certificate shall have the meanings assigned to them in the Agreement. If any provision of this Warrant Certificate conflicts with a provision of the Agreement, the provision of the Agreement shall supersede.

This Warrant may not be exercised after 5:00 p.m., Eastern time, on the date provided in Section ________ of the Agreement (the "*Expiration Time*").

The Holder may exercise the Warrant evidenced by this Warrant Certificate in whole or in part at any time prior to the Expiration Time by delivering to the Registrar and Transfer Company, the Warrant Agent (i) the Warrant Certificate; (ii) a written notice to the Warrant Agent specifying the number of Shares with respect to which Warrants are being exercised; and (iii) a check for the full amount of the aggregate Exercise Price of the Shares being acquired.

Upon receipt of the items set forth above, and subject to the terms of the Agreement, the Warrant Agent shall promptly deliver to, and register in the name of, the Holder a certificate or certificates representing the number of Shares acquired by exercise of this Warrant, or confirmation of such shares in book entry form. In the event of a partial exercise of this Warrant, a new Warrant Certificate evidencing the number of Shares that remain subject to this Warrant shall be issued to such Holder or to his duly authorized assigns.

The Agreement provides that upon the occurrence of certain events, the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Warrant Agent may, at its option, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants.

Upon surrender for registration of transfer of this Warrant Certificate, subject to the terms of the Agreement, the Warrant Agent shall issue and deliver to the Holder or his duly authorized assigns, one or more new Warrant Certificates of like tenor and in like aggregate amount.

Prior to the due presentment of this Warrant Certificate for registration of transfer or exchange, the Company, the Warrant Agent and any other agent of the Company may treat the person in whose name this Warrant Certificate is registered in the Securities Register as the sole Holder of this Warrant Certificate and of the Warrant represented by this Warrant Certificate for all purposes whatsoever, and shall not be bound to recognize any equitable or other claim to or interest in this Warrant Certificate or in the Warrant represented by this Warrant Certificate on the part of any person and shall be unaffected by any notice to the contrary.

The Holder, in his capacity as such, shall not be entitled to vote or receive dividends or shall be deemed for any other purpose the holder of the Shares or other securities which may at any time be issuable upon the exercise of this Warrant. Nothing contained in this Warrant Certificate shall be construed to confer upon the Holder, in his capacity as such, any of the rights of a shareholder of the Company, including any right to vote for the election of directors or upon any matter submitted to shareholders of the Company at any meeting thereof, to give or withhold consent to any corporation action, or to receive notices of meeting or other actions affecting shareholders.

Any notice or other communication required or permitted to be made by the Holder to the Warrant Agent shall be in writing, duly signed by the Holder and shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid to the Warrant Agent at 10 Commerce Drive, Cranford, NJ 07016 (or such other address as designated in writing to the Holder by the Company or the Warrant Agent), a notice given to the Warrant Agent by a Holder with respect to the exercise of this Warrant shall not be effective until received by the Warrant Agent.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated:

COUNTERSIGNED AND REGISTERED:
REGISTRAR AND TRANSFER COMPANY
(Cranford, NJ)

TRANSFER AGENT
AND REGISTRAR

BY

AUTHORIZED SIGNATURE

FIRST CAPITAL BANCORP, INC. CORPORATE SEAL 2006 COMMONWEALTH OF VIRGINIA

FIRST CAPITAL BANCORP, INC.
a Virginia corporation

By:

John M. Presley, Director and Chief Executive Officer

ATTEST:

By: William W. Ranson

William R. Ranson, Secretary

ELECTION TO PURCHASE

(To be executed if Holder desires to exercise the Warrant Certificate).

TO: Registrar and Transfer Company, Warrant Agent

The undersigned hereby irrevocably elects to exercise Warrants represented by this Warrant Certificate to purchase the Shares issuable upon the exercise of such Warrants and requests that certificates for such stock be issued in the name of:

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

____

____

____

____

(please print name and address)

If such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, a new Warrant Certificate for the balance remaining of such Warrants shall be registered in the name of and delivered to:

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

____

____

____

____

(Please print name and address)

Dated: ____________________ Signature __________________________

(Signature must conform in all respects to name of Holder as specified on the face of this Warrant Certificate)

Signature Guaranteed: ____________________________________

ASSIGNMENT

(To be executed by the registered Holder if such Holder desires to transfer the Warrant Certificates.)

FOR VALUE RECEIVED, ____________________ hereby sells, assigns and transfers unto this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint

____

to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated: ____________________ Signature __________________________

Signature Guaranteed: ____________________________________

NOTICE

The signature of the foregoing Assignment must correspond to the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.